EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the CommScope, Inc. Retirement Savings Plan of our reports dated February 26, 2009, with respect to the consolidated financial statements and schedule of CommScope, Inc. (the “Company”), and the effectiveness of internal control over financial reporting of the Company, included in its Annual Report (Form 10-K) for the year ended December 31, 2008, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Charlotte, North Carolina
February 26, 2009